(Exhibit 24.1)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark L. Zusy his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 28, 2004.

Signature	Title

/s/ Mark L. Zusy Mark L. Zusy	Chairman of the Board (Principal Executive Officer) Director and Managing Director

/s/ Samir Tabet Samir Tabet	Director and Managing Director

/s/ Chris O’Meara Chris O'Meara	Controller (Principal Accounting Officer)

/s/ James Sullivan James Sullivan	Director